                                                                     Exhibit 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 12, 2006 (except as to note 14 which is as of November 13, 2006) with respect to the consolidated financial statements of Olympus Pacific Minerals Inc. (the "Company") as at December 31,
2005 and 2004 and for each of the years in the three year period ended December
31, 2005 in the Registration Statement on Form 20-F/A of the Company dated March
28, 2007.

Toronto, Canada                                   /s/ Ernst & Young LLP
March 28, 2007                                    Chartered Accountants